Exhibit 99.2

IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

BALANCE SHEETS AT DECEMBER 31, 2016 AND

SEPTEMBER 30, 2017 AND NINE MONTHS ENDED

SEPTEMBER 30, 2016 AND 2017

IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

TABLE OF CONTENTS

BALANCE SHEETS AS OF DECEMBER 31, 2016 AND SEPTEMBER 30, 2017

AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2017

IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2016 AND SEPTEMBER 30, 2017

	2016	(Unaudited) 2017
ASSETS
CURRENT ASSETS
Cash	$18,200,363	$26,075,429
Accounts Receivable—Trade, Net	44,702,450	54,797,091
Inventories	23,018,506	23,268,130
Prepaid Expenses	5,034,682	5,257,220
Deferred Income Taxes	2,768,000	3,053,000

Total Current Assets	93,724,001	112,450,870
PROPERTY AND EQUIPMENT
Land and Improvements	938,271	938,271
Leasehold Improvements	15,796,586	16,265,336
Machinery and Equipment	144,670,537	147,797,537
Office Furniture and Equipment	18,721,928	16,611,003

Total	180,127,322	181,612,147
Less: Accumulated Depreciation	129,350,871	136,546,462

Total Property and Equipment, Net	50,776,451	45,065,685
OTHER ASSETS
Goodwill	174,584,000	174,584,000
Intangibles, Net	44,586,667	40,406,667
Deposits	376,473	378,927

Total Other Assets	219,547,140	215,369,594

Total Assets	$364,047,592	$372,886,149

See accompanying Notes to Consolidated Financial Statements.

(1)

	2016	(Unaudited) 2017
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Current Portion of Long-Term Debt and Capital Leases	$7,511,487	$3,513,842
Accounts Payable—Trade	30,955,113	30,742,678
Income Tax Payable	58,888	607,708
Customer Deposits	11,220,710	13,498,705
Accrued Expenses	28,911,620	33,775,954

Total Current Liabilities	78,657,818	82,138,887
LONG-TERM LIABILITIES
Long-Term Debt and Capital Leases, Net	365,076,954	386,837,075
Deferred Rent	3,447,900	3,613,021
Post-Retirement Benefit Obligation	15,143	15,143
Deferred Income Taxes	10,592,000	9,634,000

Total Long-Term Liabilities	379,131,997	400,099,239

Total Liabilities	457,789,815	482,238,126
STOCKHOLDERS’ DEFICIT
Common Stock	6,250	6,250
Preferred Stock, Series A, Series B-1 and Series B-2	152,516	152,516
Additional Paid-In Capital	322,627,019	322,627,019
Accumulated Deficit	(416,528,008)	(432,137,762)

Total Stockholders’ Deficit	(93,742,223)	(109,351,977)

Total Liabilities and Stockholders’ Deficit	$364,047,592	$372,886,149

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2017 (UNAUDITED)

	2016	2017
SALES	$344,537,547	$366,722,745
COST OF SALES	261,294,907	267,688,136

GROSS PROFIT	83,242,640	99,034,609
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE	56,452,562	54,023,227

INCOME BEFORE OTHER (INCOME) EXPENSE	26,790,078	45,011,382
OTHER (INCOME) EXPENSE
Interest Expense, Net	24,808,436	27,384,471
(Gain) Loss on Sale of Equipment	492,083	(25,104)

Total Other Income	25,300,519	27,359,367

NET INCOME BEFORE INCOME TAXES	1,489,559	17,652,015
PROVISION FOR INCOME TAXES	700,000	6,492,000

NET INCOME	$789,559	$11,160,015

See accompanying Notes to Consolidated Financial Statements.

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

AS OF DECEMBER 31, 2016 AND NINE MONTHS ENDED SEPTEMBER 30, 2017

					Additional		Total
	Common Stock		Preferred Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
BALANCE—DECEMBER 31, 2016	625,000	$6,250	15,251,595	$152,516	$322,627,019	$(416,528,008)	$(93,742,223)
Dividends (Unaudited)	—	—	—	—	—	(26,769,769)	(26,769,769)
Net Income (Unaudited)	—	—	—	—	—	11,160,015	11,160,015

BALANCE—SEPTEMBER 30, 2017 (UNAUDITED)	625,000	$6,250	15,251,595	$152,516	$322,627,019	$(432,137,762)	$(109,351,977)

See accompanying Notes to Consolidated Financial Statements.

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2017 (UNAUDITED)

	2016	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$789,559	$11,160,015
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	14,947,611	14,565,468
Amortization of Deferred Financing Costs	1,033,061	1,033,061
(Gain) Loss on Sale of Equipment	492,083	(25,104)
Deferred Income Taxes	(1,499,000)	(1,243,000)
Deferred Rent	165,122	165,121
(Increase) Decrease in Current Assets:
Accounts Receivable—Trade, Net	(1,722,381)	(10,094,641)
Income Tax Receivable	525,018	548,820
Inventories	(3,146,713)	(249,624)
Prepaid Expenses and Deposits	123,587	(224,992)
Increase (Decrease) in Current Liabilities:
Accounts Payable—Trade	(4,323,026)	(212,435)
Customer Deposits	3,072,055	2,277,995
Accrued Expenses	(10,584,270)	4,864,334

Net Cash Provided by Operating Activities	(127,294)	22,565,018
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	(2,765,609)	(4,649,598)
Proceeds from Sale of Equipment	152,000	—

Net Cash Used by Investing Activities	(2,613,609)	(4,649,598)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Long-Term Debt	41,000,000	22,000,000
Principal Payments on Long-Term Debt	(1,913,175)	(1,275,450)
Net Payments on Capital Leases	(4,353,729)	(3,995,135)
Dividends	(63,972,742)	(26,769,769)

Net Cash Used by Financing Activities	(29,239,646)	(10,040,354)

NET INCREASE (DECREASE) IN CASH	(31,980,549)	7,875,066
Cash—Beginning of Period	32,961,086	18,200,363

CASH—END OF PERIOD	$980,537	$26,075,429

SUPPLEMENTAL CASH FLOW DISCLOSURES
Interest Paid	$24,808,494	$17,967,172

Income Taxes Paid	$1,673,943	$7,186,180

Noncash Financing Activities:
Purchase of Property and Equipment through Accounts Payable	$1,800,000	$—

See accompanying Notes to Consolidated Financial Statements.

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND SEPTEMBER 30, 2017

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

IWCO Direct Holdings Inc. and Subsidiaries (the Company) is a fully integrated direct marketing service provider serving customers throughout the United States from locations in Minnesota and Pennsylvania.

Principles of Consolidation

The consolidated financial statements include the accounts and operating results of IWCO Direct Holdings, Inc., Instant Web, LLC and its wholly owned subsidiaries, United Mailing, Inc., Victory Envelope, Inc., IWCO Direct New York, Inc., IWCO Direct North Carolina, Inc., and IWCO Direct Twin, LLC. All significant intercompany transactions and balances have been eliminated.

The consolidated balance sheets are presented at December 31, 2016 and September 30, 2017, and statements of operations are presented for the periods from January 1, 2016 through September 30, 2016, and January 1, 2017 through September 30, 2017.

Basis of Presentation

The accompanying consolidated financial statements are prepared in conformity with GAAP. The accompanying consolidated financial statements presented herewith reflect all adjustments (consisting of only normal and recurring adjustments unless otherwise disclosed) which, in the opinion of the Company’s management team, are necessary for a fair presentation of the results of operations for the nine months ended September 30, 2016 and 2017. The results of operations for interim periods are not necessarily indicative of results to be expected for an entire year. These financial statements should be read in conjunction with the Company’s audited financial statements and notes for the year ended December 31, 2016.

Accounts Receivable

The Company uses the allowance method to account for uncollectible accounts receivable. The allowance is sufficient to cover both current and anticipated future losses. Uncollectible amounts are charged against the allowance account. Management has estimated that an allowance of approximately $206,000 is sufficient based upon prior experience with customers and analysis of individual trade accounts at December 31, 2016 and September 30, 2017.

The Company offers most customers net 30-day terms. In special situations, the Company may offer extended terms or discounts to selected customers.

Inventories

Raw material inventories are stated at the lower of cost (first-in, first-out) or market. Work in process is valued at standard rates, which approximate cost, for labor and overhead and at cost for materials and outside purchases.

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND SEPTEMBER 30, 2017

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories (Continued)

The components of inventories at December 31, 2016 and September 30, 2017 are as follows:

	2016	2017
Raw Materials	$8,217,887	$7,841,919
Work in Process	14,996,619	15,642,211
Less: Inventory Obsolescence Reserve	(196,000)	(216,000)

Total	$23,018,506	$23,268,130

Property and Equipment

Property and equipment are being depreciated over their estimated useful lives using the straight-line method of depreciation. Land and Improvements are not depreciated. Estimated useful lives of property and equipment are as follows:

Leasehold Improvements	15 Years
Machinery and Equipment	3 - 10 Years
Office Furniture and Equipment	3 - 7 Years

Leasehold improvements are depreciated over the shorter of the useful life as listed above or the term of the lease.

Depreciation expense for the nine months ended September 30, 2016 and September 30, 2017 was $10,767,611 and $10,385,468, respectively.

The Company has evaluated its machinery and equipment for impairment. Management has determined that no impairment has occurred for the nine months ended September 30, 2016 and September 30, 2017.

Deferred Financing Costs, Net

The Company has adopted the accounting guidance in FASB Accounting Standards Update (ASU) No. 2015-03, Interest-Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 requires an organization to present debt issuance costs as a direct deduction from the face amount of the related borrowings, amortize debt issuance costs using the effective interest method over the term of the debt, and record the amortization as a component of interest expense. The effect of adopting the new standard decreased the debt issuance costs assets to zero and decreased the debt liabilities at December 31, 2016 and September 30, 2017, by $2,895,019 and $1,861,958, respectively. The adoption of the standard had no effect on previously reported net income or stockholders’ deficit. The ASU is retrospectively applied.

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND SEPTEMBER 30, 2017

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Deferred Financing Costs, Net (Continued)

Noncash deferred financing interest expense was approximately $1,033,061 for the nine months ended September 30, 2016 and September 30, 2017.

Goodwill

Goodwill is recognized as a result of a business combination when the price paid for the acquired business exceeds the fair value of its identified net assets. Identifiable intangible assets are recognized at their fair value when acquired. Goodwill and intangible assets with indefinite useful lives are tested for impairment at least annually.

The Company has evaluated its goodwill acquired through business acquisitions for impairment. Management has determined that no impairment has occurred during the nine month periods ended September 30, 2016 or 2017.

Customer List

The Company has allocated the following values to a customer list based on the future earning potential of the customer base at December 31, 2016 and September 30, 2017:

	2016	2017
Customer List	$66,880,000	$66,880,000
Accumulated Amortization	22,293,333	26,473,333

Net Customer List	$44,586,667	$40,406,667

Amortization Period	12 Years	12 Years
Amortization Expense—Nine Months Ended
September 30	$4,180,000	$4,180,000

The Company has evaluated its customer list acquired through a business acquisition for impairment. Management has determined that no impairment has occurred during the nine month periods ended September 30, 2016 or 2017.

Revenue Recognition

The Company recognizes revenue for the majority of its products upon the transfer of title and risk of ownership, which is generally upon delivery of the product to the US Post Office, pursuant to the terms of the agreement with the customer. Under agreements with certain customers, custom products may be stored by the Company for future delivery. In these cases, delivery and billing schedules are outlined in the customer agreement and product revenue is recognized when manufacturing is complete, title and risk of ownership transfer to the customer, the amount due from the customer is fixed, and collectibility of the related receivable is reasonably assured. Revenue from services is recognized as services are performed.

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND SEPTEMBER 30, 2017

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

Certain revenues earned by the Company require judgment to determine if revenue should be recorded gross as a principal or net of related costs as an agent. In general, these revenues are recognized on a gross basis if the Company has control over selecting vendors and pricing, is the primary obligor in the arrangement and bears credit risk and the risk of loss for inventory in its possession. Revenue from contracts that do not meet these criteria is recognized on a net basis.

Many of the Company’s operations process materials, primarily paper, that may be supplied directly by customers or may be purchased by the Company and sold to customers. No revenue is recognized for customer-supplied paper, but revenues for Company-supplied paper are recognized on a gross basis.

The Company records deferred revenue in situations where amounts are invoiced but the revenue recognition criteria outlined above are not met. Such revenue is recognized when all criteria are subsequently met.

Shipping and Handling Costs

The Company includes freight and other shipping costs in cost of sales. Billings for third-party shipping and handling costs are included in sales. Postage paid by customers is excluded from revenue and cost of sales.

Concentrations of Credit Risk

Substantially all cash is deposited in one financial institution. At times, amounts on deposit are in excess of the Federal Deposit Insurance Corporation insurance limits.

The Company extends credit to customers based on an evaluation of the customer’s financial condition, generally without requiring collateral. Concentrations of credit risk with respect to trade receivables are limited due to the number of customers comprising the Company’s customer base.

At December 31, 2016 and September 30, 2017, the Company had open accounts receivables from one customer that was approximately 11.0% and 17.0% of total accounts receivable, respectively.

For the nine months ended September 30, 2016 and 2017, the Company had sales concentrations from one customer that was approximately 10.1% and 11.0% of sales, respectively.

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND SEPTEMBER 30, 2017

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company utilizes an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

Subsequent Events

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through February 16, 2018, the date the consolidated financial statements were available to be issued.

NOTE 2	LINE OF CREDIT

The Company is contracted with Wells Fargo to provide a revolving line of credit. The revolving line of credit has a maximum borrowing amount of $30,000,000 limited to 85% of accounts receivable less any outstanding letters of credit. The Company had outstanding letters of credit of $3,450,000 at September 30, 2017. Interest accrues on the outstanding balance at the three-month LIBOR rate plus 2.25%. The revolving line of credit matures in September 2018. There were no outstanding balances under this line of credit at December 31, 2016 or September 30, 2017.

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND SEPTEMBER 30, 2017

NOTE 3	LONG-TERM DEBT AND CAPITAL LEASES

Long-term debt and capital leases consist of the following as of December 31, 2016 and September 30, 2017:

Description	2016	2017
Term Loan A with Prospect Capital Corporation requiring quarterly payments of $637,725 plus interest, which accrues at the greater of 3-month LIBOR rate plus 4.5% or 5.5% (5.83% at September 30, 2017), maturing March 2019 including balloon payment. The note is secured by all assets and common stock of the Company.	$155,925,383	$154,649,933
Term Loan B with Prospect Capital Corporation requiring quarterly interest payments, which accrue at the greater of 3-month LIBOR rate plus 11% or 12% (12.33% at September 30, 2017). The entire principal is due at maturity in March 2019. The note is secured by all assets and common stock of the Company.	162,600,000	162,600,000
Term Loan C-1 with Prospect Capital Corporation requiring quarterly interest payments, which accrue at the greater of 3-month LIBOR rate plus 11.75% or 12.75% (13.08% at September 30, 2017). The entire principal is due at maturity in March 2019. The note is secured by all assets and common stock of the Company.	27,000,000	27,000,000
Term Loan C-2 with Prospect Capital Corporation requiring quarterly interest payments, which accrue at the greater of 3-month LIBOR rate plus 12.50% or 13.55% (13.83% at September 30, 2017). The entire principal is due at maturity in March 2019. The note is secured by all assets and common stock of the Company.	25,000,000	25,000,000
Term Loan C-3 with Prospect Capital Corporation requirng quarterly interest payments, which accrue at the greater of 3-month LIBOR rate plus 12.50% or 13.55% (13.83% at September 30, 2017). The entire principal is due at maturity in March 2019. The note is secured by all assets and common stock of the Company.	—	22,000,000

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND SEPTEMBER 30, 2017

NOTE 3	LONG-TERM DEBT AND CAPITAL LEASES (CONTINUED)

Description	2016	2017
Capital Leases requiring monthly or quarterly payments ranging from $3,494 to $1,032,595, which accrue at rates up to 8.6% and mature at various dates through September of 2018. These leases are secured by the leased equipment.	$4,958,077	$962,942

Total	375,483,460	392,212,875
Less: Current Maturities	7,511,487	3,513,842
Less: Deferred Finance Costs, Net of Accumulated Amortization of $3,787,891 and $4,820,952 at December 31, 2016 and ‘September 30, 2017, respectively	2,895,019	1,861,958

Total Long-Term Debt and Capital Leases	$365,076,954	$386,837,075

The agreements, including the line of credit (Note 2), contain certain covenants, including financial covenants, requiring the Company to achieve a minimum quarterly leverage ratio and fixed charge coverage ratio. The Company was in compliance with all covenants as of December 31, 2016 and September 30, 2017.

Future annual maturities on notes payable and capital leases are as follows:

Period Ending September 30,	Amount
2018	$3,513,842
2019	388,699,033

Total	$392,212,875

NOTE 4	STOCKHOLDERS’ DEFICIT

The following summarizes the number of authorized, issued, and outstanding stock at December 31, 2016 and September 30, 2017:

Class of Stock	Authorized	2016 Issued and Outstanding	2017 Issued and Outstanding
Series A Preferred Stock	1,190,000	768,072	768,072
Series B-1 Preferred Stock	12,000,000	11,582,030	11,582,030
Series B-2 Preferred Stock	3,500,000	2,901,493	2,901,493
Common Stock	880,000	625,000	625,000

All classes of stock have a par value of $0.01

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND SEPTEMBER 30, 2017

NOTE 4	STOCKHOLDERS’ DEFICIT (CONTINUED)

The Series B-1 Preferred Stock shall rank senior with respect to dividend rights and rights upon liquidation, dissolution, or winding up, to all other equity securities of the Company, including any other series or class of Common Stock. Series B-2 Preferred Stock ranks next and Series A Preferred Stock shall have priority after both Series B-1 and B-2 Preferred Stocks.

Dividends on each outstanding share of preferred stock shall be cumulative and begin to accrue and accumulate, regardless of declaration, from the issue date of each share of the Series A Preferred Stock at an annual rate equal to 15% of the liquidation preference. Series A Preferred Stock have cumulative unpaid liquidation preference of approximately $129,708,000 at September 30, 2017. The Series B-1 and B-2 Preferred Stock accumulate at an annual rate equal to 12.75% for the liquidation preference. There were no cumulative unpaid liquidation preferences of the Series B-1 and B-2 Preferred Stock at September 30, 2017. Dividends shall accrue and accumulate on a daily basis, and compound on an annual basis, whether or not declared.

NOTE 5	BENEFIT PLANS

Medical Insurance

The Company maintains a self-insured medical insurance plan for its employees. The Company pays the first $350,000 of medical claims per employee per plan year, with an annual aggregate liability of $17,110,600 per plan year. Amounts in excess of the limits are covered by the Company’s insurance. At December 31, 2016 and September 30, 2017, the reserve for health insurance claims was $1,607,000 and $2,158,000, respectively.

Workers’ Compensation

Effective February 1, 2014, the Company participates in a self-insured workers’ compensation program. The Company is responsible for employee claims up to $250,000 per incurrence with an annual aggregate liability of approximately $3,300,000. Amounts in excess of the limits are covered by the Company’s insurance. The amount of reserve for these claims at December 31, 2016 and September 30, 2017 was approximately $857,500 and $1,040,700, respectively.

Prior to February 1, 2014, the Company participated in a pre-funded self-insured workers’ compensation program. The Company was responsible for employee claims of up to $250,000 per incurrence with an annual aggregate liability of approximately $4,900,000 per plan year. Amounts in excess of the limits are covered by the Company’s insurance. Under this plan, the insurance provider estimates the claims and estimated losses. The Company pays the estimate in equal installments. At December 31, 2016 and September 30, 2017, the Company estimated that payments in excess of workers’ compensation claims to be approximately $1,880,000 and $1,900,000, respectively.

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND SEPTEMBER 30, 2017

NOTE 5	BENEFIT PLANS (CONTINUED)

Workers’ Compensation (Continued)

As part of the Transcontinental Direct U.S.A. acquisition in 2010, the Company assumed open workers’ compensation claims. The Company is responsible for employee claims of up to $250,000 per incurrence. Amounts in excess of the limits are covered by the Company’s insurance. The amount of the reserve for these claims at December 31, 2016 and September 30, 2017 was approximately $198,000 and $193,000, respectively.

Retirement Plan

Substantially all of the employees are eligible to participate in a 401(k) savings plan (the Plan). The Plan is a qualified defined contribution plan that provides for contributions based primarily upon compensation levels and employee contributions. The Company’s contribution to the Plan is discretionary and was approximately $1,238,000 and $1,425,000 for the nine months ended September 30, 2016 and 2017, respectively.

NOTE 6	STOCK OPTIONS

Under the Company’s Equity Incentive Plan, the Company may grant options to employees for up to 112,952 shares of its parent’s common stock. The exercise price of each option equals the market price of the parent company’s stock on the date of grant and an option’s maximum vesting term is five years from date of grant. These shares vest ratably based on service periods as well as Company performance measurements and return to investors. The payment of the option price may be made at the election of the participant either (a) in cash, (b) in shares having a fair market value equal to the aggregate option price for the shares, or (c) by reducing the number of shares deliverable upon the exercise of the option by the number of shares having a fair market value equal to the option price. Should a change of control or public offering event occur prior to five years, all shares are immediately 100% vested.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model. The Company accounts for stock-based compensation arrangements in accordance with professional standards which require compensation cost to be determined based on the difference, if any, on the grant date between the fair value of the parent company’s stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized over the vesting period. No compensation expense was recognized in the nine months ended September 30, 2016 or September 30, 2017.

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND SEPTEMBER 30, 2017

NOTE 6	STOCK OPTIONS (CONTINUED)

A summary of the status of the Company’s stock option plan is presented below for the nine months ended September 30:

	2016		2017
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding—Beginning of Period	101,448	$32.56	101,448	$32.56
Granted	—	$32.56	—	$32.56
Forfeited or Expired	—	$32.56	—	$32.56

Outstanding at End of Peroid	101,448		101,448

Options Exercisable at Period-End	101,264		101,448

Information pertaining to options outstanding at September 30, 2017 is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$32.56	101,448	2.74	$32.56	101,448	$32.56
Outstanding at End of Period	101,448	2.74	$32.56	101,448	$32.56

Effective December 15, 2017, the stock option plan was terminated.

NOTE 7	INCOME TAXES

The provision (benefit) for income taxes consists of the following as of September 30, 2016 and 2017:

	2016	2017
Current
Federal Income Tax	$2,112,000	$7,571,000
State Income Tax	87,000	164,000

Total Current	2,199,000	7,735,000
Deferred Federal and State Tax	(1,499,000)	(1,243,000)

Total Income Tax Expense	$700,000	$6,492,000

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND SEPTEMBER 30, 2017

NOTE 7	INCOME TAXES (CONTINUED)

The reconciliation of the effective combined federal and state income tax rates to the federal statutory income tax rate of 34% are as follows for the nine months ended September 30, 2016 and 2017:

	2016	2017
Federal Statutory Tax Rate	34.0%	34.0%
State Taxes, Net of Federal Tax Effect	0.7	0.7
Expenses Not Deductible for Income Tax Purposes	10.1	1.0
Miscellaneous Other Differences	2.2	1.1

Total Effective Combined Federal and State Income Tax Rate	47.0%	36.8%

Deferred income taxes are provided on items recognized in different periods for financial reporting purposes than for income tax purposes. At December 31, 2016 and September 30, 2017, the deferred tax assets and liabilities are comprised of the following:

	2016	2017
Deferred Tax Assets:
Allowance for Doubtful Accounts	$71,000	$71,000
Inventory	428,000	476,000
Accrued Vacation	952,000	966,000
Reserve for Self-Insurance	302,000	450,000
Deferred Rent	1,196,000	1,253,000
NOL, Contribution Carryforwards	466,000	471,000
Other	397,000	414,000

Total Deferred Tax Assets	3,812,000	4,101,000
Deferred Tax Liabilities:
Prepaids	578,000	576,000
Fixed Assets	6,250,000	5,420,000
Intangibles, Transaction Costs and Customer List	4,808,000	4,686,000

Total Deferred Tax Liabilities	11,636,000	10,682,000

Net Deferred Tax Liability	$(7,824,000)	$(6,581,000)

As of September 30, 2017, the Company has state net operating loss carry-forwards of $10,203,000 which will begin to expire in 2018 and may be subject to state loss carryforward limitations. These carry-forwards have been utilized in the determination of the deferred income taxes for financial statement purposes.

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND SEPTEMBER 30, 2017

NOTE 8	COMMITMENTS AND CONTINGENCIES

Building Leases

The Company leases office, manufacturing, and warehouse facilities from third parties through August 2030. The base monthly rental payments range from approximately $47,000 to $148,000 and include escalation clauses. Therefore, deferred rent has been calculated and recorded. In addition to base rent, the Company also pays all taxes, repairs and maintenance, insurance and other expenses necessary to maintain and operate the buildings and properties. Rent expense under these leases was approximately $4,174,000 and $4,214,000 for the periods ended September 30, 2016 and September 30, 2017, respectively.

Equipment Leases

The Company leases production equipment through several noncancelable operating lease agreements with various payments up to $11,200 per month. These leases expire at various dates through October 2019. Equipment rental expense under these leases was approximately $351,000 for the periods ended September 30, 2016 and September 30, 2017.

The future minimum building and equipment lease commitments are as follows:

Period Ending September 30,	Amount
2018	$5,326,397
2019	5,239,073
2020	5,545,666
2021	3,464,519
2022	3,153,648
Later Years	30,243,675

Total	$52,972,978

Litigation

The Company is involved in claims arising in the ordinary course of business. Although it is not possible to predict the outcome of these matters, it is management’s opinion that the outcome will not have a material effect on the financial condition or results of operations of the Company.

Management Equity Incentive Plan

The Company established a plan intended to provide potential incentive compensation to a select group of key employees in connection with a change of control. No compensation amounts were paid and the plan was terminated in June 2016.

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IWCO DIRECT HOLDINGS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND SEPTEMBER 30, 2017

NOTE 8	COMMITMENTS AND CONTINGENCIES (CONTINUED)

Sales and Gross Receipts Tax

The Company is required to collect and remit sales tax in certain states. In certain situations the Company relies on exemption certificates or customer self-assessment for use tax. The Company has recorded a liability for gross receipts tax totaling $337,525 included in Accrued Expenses at December 31, 2016 and September 30, 2017. Upon examination by a governing authority, it is reasonably possible that additional sales tax obligations have occurred which have not been accrued as of December 31, 2016 and September 30, 2017. Estimates of unrecorded sales tax obligations at December 31, 2016 and September 30, 2017 cannot be reasonably made; however, amounts could be material to the consolidated financial statements.

NOTE 9	SUBSEQUENT EVENT

On December 15, 2017, the stockholders of the Company reached an agreement to sell their entire equity interest to an unrelated third party, ModusLink Global Solutions, Inc. for a purchase price of $475,600,000. The transaction was funded with long-term debt of $393,000,000 and an equity infusion of $82,600,000.

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